Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Holdings Annual Shareholder Letter

Boca Raton, FL (July 30, 2020) –Celsius Holdings, Inc. (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today releases their Annual Shareholder Letter.

To Our Shareholders:

In 2019 Celsius saw significant momentum across all fronts, driven by exponential growth in our portfolio, which represented our 8th consecutive record year of increased revenue. Consumer demand in the beverage industry continues to trend toward the pursuit of healthier alternatives versus conventional beverages, and at Celsius, we are capitalizing on that trend to deliver rapid revenue growth, positive cash flow and increases in shareholder value. With an increasing number of routes to market, an expanding portfolio of products and flavors, as well as a brand that is more widely recognized than ever before, we have strong momentum for a successful 2020 and beyond.

Consumer traffic and purchasing patterns were severely disrupted in the first two quarters of this year as traditional shopping habits gave way to increases in online ordering, curbside pickup and pantry purchasing while consumers complied with stay at home orders. These extraordinary times present challenges to all of us and our condolences go out to all those who have been affected by this pandemic. The health and safety of our employees, customers, consumers and partners remains our top priority and we continue to monitor the environment and implement contingency plans to mitigate risks through our business. Despite these disruptions, we met consumer demand and maintained a relatively smooth flow of products to market. Strong growth in the U.S. continued into the second quarter of 2020 with a 38% year-over-year increase in sales volume in April. With a strong brand, a diverse and growing network of retailers, distributors, and partners and a strong balance sheet we have been able to rise above challenges. In the first quarter of 2020 we set another new sales record with increases across all geographic regions while expanding gross profit margin and reporting positive EBITDA and net income.

Strategic Actions

Our acquisition of Func Food, a Nordic wellness company that markets and distributes beverages, protein bars and snacks, in 2019 was an important step in our strategy to build a globally dominant brand. The transaction, which was immediately accretive to earnings, solidified our position in the Nordics while opening a new distribution platform for the rest of Europe. Its comprehensive portfolio of wellness products promotes active and healthy lifestyles and through its distribution, Celsius has been established as a top selling fitness drink in Sweden. Moving forward, we are actively evaluating additional international opportunities with identified distribution partners to further expand our reach in Europe.

The strategic shift of our business in China to a royalty license model has unlocked a tremendous opportunity for us to recapture our investment in China in a systematic way while continuing to participate in the enormous market opportunity in Asia. Through an agreement with our long-standing partner, Qifeng Food Technology (Bejing) Co., Ltd., we have established an operating model that leverages their experienced team and established infrastructure and mitigates our risk, thereby accelerating the increase of market share in the rapidly growing China market. Under our arrangement, we have limited our need for future capital requirements in China and created a vehicle to recapture previously invested capital through fixed repayments. Asia remains an important component of our growth strategy. Shifting our approach, positions us to receive nearly $7 million in royalty license fees and recoup more than $12 million of previously invested capital, over the initial five years of the agreement. As with Europe, we are actively evaluating additional opportunities to leverage the brand and develop incremental growth engines in Asia.

Further Extension of Product Portfolio

Continuous innovation has been a cornerstone of our business from the beginning. Last year we demonstrated our commitment to innovation with the launch of premium trend forward flavors, further demonstrating our position as a leader in the functional beverage market and our awareness of consumers’ tastes and preferences.

Further expanding our product portfolio, we also celebrated the successful launch of a new line, our branched-chain amino acids (BCAA) functional beverage that fuels muscle recovery. The line was initially launched in the fitness channel as a response to the demand within the fitness community for healthy energy products that support workout recovery. Our BCAA products are a strong complement to our existing lineup of functional beverages.

Expanded Product Distribution and Promotion

We have made meaningful strides in expanding our network to more than 130 distributors with the addition of several high-profile distributors that include the Anheuser-Busch, Keurig Dr. Pepper and MillerCoors network partners, further expanding availability of our products to new regions.

The signing of distribution powerhouse Big Geyser, the largest independent non-alcoholic beverage distributor in the New York metro area provides us with tremendous reach. Big Geyser services accounts throughout the five boroughs of New York City and surrounding areas. Its 30+ year proven track record of building brands with superior customer service expands our physical presence in the largest metro market in the U.S.

Contemporaneous with expanded distribution, are our efforts to increase brand awareness through an integrated marketing strategy that creates meaningful and emotional connections with consumers online and offline. In 2019, we launched our first national guerilla marketing tour. Our Live Fit Tour features various interactive fitness activities including outdoor classes hosted by popular local instructors & ambassadors from several nationwide fitness chains, as well as competitive activities.

We made our way across the U.S. in 2019 with stops in 12 cities with more than 300,000 samples. As a result of these efforts, we reached tens of thousands of new consumers in high-energy settings most conducive to the consumption of our products in a cost-effective way. With the stay at home orders taking place in 2020, large gatherings of people at events came to a hard stop, challenging us to pivot quickly to create innovative online programs such as at-home workouts and sponsorships in order to stay in front of consumers. As a small, nimble organization, we fully expect to pivot just as rapidly back to offline programs as gyms begin to reopen and consumer gatherings and events resume.

Channel Expansion

We have expanded our reach within new and existing channel partners to match retailers’ shift of broadening beyond traditional energy drink offerings to align with consumers’ demands for “better for you” beverages. We entered the sporting goods channel with distribution at DICK’S Sporting Goods locations nationwide and further expanded into the grocery, convenience, drug store and retail channels. We furthered our partnerships with established retailers like Kroger, 7-Eleven, CVS, Target, Publix and QuikTrip to now reach over 65,000 points of distribution in North America. By strengthening our relationships with premier partners such as these, we are driving tremendous top-line growth and outpacing larger, more established brands. Third party data clearly validates the strong consumer demand for our functional fitness drinks, and we are broadening our placements with more retailers in more locations to meet that demand. Just as important, we are simultaneously increasing volumes per location. We are well positioned across a diversity of channels and our brand is tightly aligned with today’s health minded consumer to capitalize on the rapidly increasing consumption of energy products.

We remain focused on driving profitable growth by expanding and increasing our distribution networks, nurturing relationships with new and existing accounts and engaging consumers through a variety of creative mediums. With a strong foundation from which to build, a growing number of identified market opportunities and a track record of success, we are increasingly optimistic about the prospects for our business and remain confident in our ability to maintain our momentum over the long term while capitalizing on the growing consumer demand for healthy, functional beverages.

My thanks to our loyal consumers, customers, suppliers and distribution partners, which have been the key to our success. Similarly, my sincere appreciation and gratitude to our Board of Directors, executive leadership, and the entire Celsius Team for all your efforts, support, and dedication which are instrumental to our success. To our stockholders, my personal thanks for your trust and support. We look forward to our future and optimizing our performance.

Thank you for your continued interest and best wishes for a fantastic new year,

John Fieldly

President and Chief Executive Officer

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA +Energy,  CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit http://www.celsiusholdingsinc.com

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

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